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                                                                    EXHIBIT 99.4

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                                                                                [Logo] Logo: Holding Company
                                                                                Subscription & Community Stock Order Form
                                                                                ----------------------------------------------------
                                                                                                               NCRIC Group, Inc.
                                                                                 OFFICE                        Information Center
                                                                                  USE                         C/O Sandler O'Neill
                                                                                                             919 Third Avenue 6th Fl
                                                                                -------------------------      New York, NY 10022
                                                                                IMPORTANT-PLEASE NOTE: A         (866) 818-9961
                                                                                properly completed         -------------------------
                                                                                original stock order form       Expiration Date
                                                                                must be used to subscribe    For Stock Order Forms:
                                                                                for common stock. Copies     Monday, June 16, 2003
                                                                                of this form are not         3:00 p.m., Washington
                                                                                required to be accepted.          D.C. Time
                                                                                Please read the Stock
                                                                                Ownership Guide and Stock
                                                                                Order Form Instructions
                                                                                as you complete this
                                                                                form.
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(1) Number of Shares                    (2) Total Payment Due       The minimum number of shares that may be subscribed for is 100
----------------------   Subscription   ----------------------      shares and the maximum number of shares that may be subscribed
                           Price        $                           for in the subscription offering is 100,000 shares. See
----------------------    X 10.00 =     ----------------------      Instructions.
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(3) Employee/Officer/Director Information                                  (6) Purchaser Information (Subscription Offering)

[ ]  Check here if you are an employee, officer or director of      a.[ ]  Check here if you are a member of NCRIC, A Mutual Holding
     NCRIC Group, Inc. or member of such person's immediate                Company as of the Eligibility Record Date of
     family living in the same household.                                  January 28, 2003.  List policy information below.
                                                                    b.[ ]  Check here if you are an employee, officer or director of
--------------------------------------------------------------             NCRIC Group, Inc.
(4) Method of Payment/Check                                         Existing stockholders indicate number of  ----------------------
                                         Total Check Amount         shares currently owned.
                                                                                                              ----------------------
Enclosed is a check, bank draft or      ----------------------      ----------------------------------------------------------------
money order payable to                  $                                  Policy Title (Names on Policy)        Policy Number(s)
"Wilmington Trust Company, escrow       ----------------------      ----------------------------------------------------------------
agent for NCRIC Group, Inc." in the
amount indicated in this box.
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(5) Form of Stock Ownership and SS# or Tax ID#
                                                                    ----------------------------------------------------------------
[ ] Individual                  [ ] Uniform Transfers to Minors Act   PLEASE NOTE: FAILURE TO LIST YOUR ELIGIBLE POLICY MAY RESULT
                                    (SS# of minor)                     IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF
[ ] Joint Tenants               [ ] Company/Corp/Partnership           ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS
                                                                                             STOCK ORDER FORM.
[ ] Tenants in Common           [ ] IRA or other qualified plan     ----------------------------------------------------------------
                                                                           (7) Purchaser Information (Community Offering)
[ ] Fiduciary (i.e. trust, state)
                                                                    a. [ ] Check here if you are a policyholder of NCRIC, Inc. who
               ----------------------------------------                    is not an Eligible Member as set forth in section 6.
SS# or Tax ID#                                                      b. [ ] Check here if you are a policyholder of Commonwealth
               ----------------------------------------                    Medical Liability Insurance Company.
SS# or Tax ID#                                                      c. [ ] Check here if you are an existing stockholder of NCRIC
               ----------------------------------------                    Group, Inc. as of May 6, 2003.
                                                                    d. [ ] Check here if you are an other community member.
                                                                    Existing stockholders indicate number of   ---------------------
                                                                    shares currently owned.
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(8) Stock Registration (names in which stock is to be registered) & Address
   ADDING THE NAMES OF OTHER PERSONS WHO ARE NOT OWNERS OF YOUR ELIGIBLE POLICY WILL RESULT IN THE LOSS OF YOUR SUBSCRIPTION RIGHTS.
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Name

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Street

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                                                                                                   County of
City                                                   State               Zip Code                Residence

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(9) Telephone               (            )                          (            )
    Daytime/Evening
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(10) NASD Affiliation                                 (11) Associates/Acting in Concert

[ ] Check here if you are a member of the National    [ ] Check here and complete the reverse side
    Association of Securities Dealers, Inc. ("NASD"),     of this form if you or any associates or
    a person affiliated, or associated, with a NASD       persons acting in concert with you have
    member, (continued on reverse side)                   submitted other orders for shares or
                                                          presently own shares.
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(12) Acknowledgement                                                                                                    OFFICE USE
                                                                                                                      --------------
To be effective, this stock order form must be properly completed and physically received by NCRIC Group, Inc.'s stock information center no later than 3:00 p.m., Washington, D.C. Time, on Monday, June 16, 2003, unless extended;
otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by NCRIC Group, Inc., this stock order form may not be modified, withdrawn or canceled without NCRIC Group, Inc.'s
consent. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information     --------------
provided on this stock order form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. It is understood that this stock order form
will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion and           --------------
reorganization described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to NCRIC Group, Inc. The undersigned further acknowledges reviewing the "Risk Factors" section contained in the prospectus.
Except as described in the Prospectus, the terms of the Subscription Offering prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. NCRIC, A Mutual Holding Company and
NCRIC Group, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
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Signature                                             Date    Signature                                         Date

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-------------------------------------------------------------------   --------------------------------------------------------------
Item (6) Purchaser Information (Subscription Offering) - continued:   Item (10) NASD continued:
-------------------------------------------------------------------   --------------------------------------------------------------
                                                           BANK       a member of the immediate family of any such person to whose
   Policy Title (Names on Policy)   Policy Number(s)       USE        support such person contributes, directly or indirectly, or
-------------------------------------------------------------------   the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To
-------------------------------------------------------------------   comply with conditions under which an exemption from the
                                                                      NASD's Interpretation With Respect to Free-Riding and
-------------------------------------------------------------------   Withholding is available, you agree, if you have checked the
                                                                      NASD Affiliation box, (i) not to sell, transfer or hypothecate
-------------------------------------------------------------------   the stock for a period of three months following issuance, and
                                                                      (ii) to report this subscription in writing to the applicable
-------------------------------------------------------------------   NASD member within one day of payment therefor.
                                                                      --------------------------------------------------------------

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Item (11) Associates/Acting in Concert continued:
List below all other orders submitted by you and Associates (as defined) or by persons acting in concert with you.
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                                                   Number of          Name(s) listed on other stock order forms         Number of
  Name(s) listed on other stock order forms      Shares Ordered                        continued                     Shares Ordered
-------------------------------------------------------------------   --------------------------------------------------------------

-------------------------------------------------------------------   --------------------------------------------------------------

-------------------------------------------------------------------   --------------------------------------------------------------

"Associate" is defined as: (i) any corporation or organization (other than NCRIC Group, Inc., NCRIC Holdings, Inc., NCRIC, A
Mutual Holding Company, NCRIC, Inc. or a majority-owned subsidiary of NCRIC, Inc.) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity except that for the purposes of this Plan relating to subscriptions in the offering, the term "Associate" does not include any non-tax-qualified employee stock benefit plan or any tax-qualified employee stock benefit plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be purchased or owned by officers and directors the term "Associate" does not include any tax qualified employee stock benefit plan; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of NCRIC Group, Inc., NCRIC, Inc. or any parent or subsidiary.

"Acting in Concert" is defined as: (i) knowing participation in a joint activity or independent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination of pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.
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[Logo] Holding Company
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                              Stock Ownership Guide
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Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.," "Mr.," "Dr.," "special account," "single person," etc.
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Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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Uniform Transfers to Minors Act ("UTMA")

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST," while the Uniform Transfers to Minors Act is "UTMA," Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the New Jersey Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA PA (use minor's social security number).
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Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

     . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
     . The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
     . A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
     . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
     . The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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                          Stock Order Form Instructions
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Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is 100 shares. As more fully described in the plan of conversion and reorganization outlined in the prospectus, the maximum purchase in the subscription offering is $1,000,000 (100,000 shares), and the maximum purchase in the community offering (if held) by any person, is $1,000,000 (100,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $1,000,000 (100,000 shares) of common stock.
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Item 3 - Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer or trustee of NCRIC Group, Inc. or a member of such person's immediate family living in the same household.
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Item 4 - Method of Payment by Check

Indicate the total check(s) amount in this box. Payment may be made by personal check, bank check or money order payable to "Wilmington Trust Company, escrow agent for NCRIC Group, Inc."
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Item 5 - Form of Stock Ownership, SS# or Tax ID#

Check the box that applies to your requested form of ownership which relates to the information supplied in item 8 and supply applicable social security or tax ID number(s).
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Item 6 - Purchaser Information (Subscription Offering)

     a. Check this box if you are an Eligible Policyholder as of the Eligibility Record Date of January 28, 2003.
     b. Check this box if you are an employee, officer or director of NCRIC Group, Inc., or a majority-owned subsidiary of NCRIC Group, Inc., NCRIC Holdings, Inc. or NCRIC, A Mutual Holding Company.

   If you presently own NCRIC, Group Inc. common stock indicate the number of shares owned in box provided.

Please list all names and all policy numbers of policies you had at this date in order to insure proper identification of your purchase rights.

    Note: Failure to list your eligible policy may result in the loss of part or all of your subscription rights.
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Item 7 - Purchaser Information (Community Offering)

Check a-d, whichever is applicable.
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Items 8 and 9 - Registration, Mailing Address and Telephone Numbers

Complete the requested certificate registration and mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide."

      Adding the names of other persons who are not owners of your eligible policy will result in the loss of your subscription rights.

Indicate your daytime and evening telephone number(s) in item 9. We may need to call you if we cannot execute your order as given.
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Item 10 - NASD Affiliation

Check this box if you are a member of the NASD or if this item otherwise applies to you.
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Item 11 - Associates/ Acting in Concert

Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the stock order form.
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Item 12 - Acknowledgement

Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement.
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You may mail your completed stock order form in the envelope that has been provided. Your stock order form, properly completed, and payment in full at the subscription price must be physically received by NCRIC Group, Inc.'s stock information center no later than 3:00 p.m., Washington, D.C. Time, on Monday, June 16, 2003 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our stock information center at (866) 818-9961, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Washington D.C. Time. The stock information center will be closed for national holidays.
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